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                                  EXHIBIT 11

           STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                             Three Months Ended       Nine Months Ended
                                 March 31,                March 31,
                             1996         1995         1996       1995
(In thousands, except per share amounts)
Primary Earnings per Common Share
Net income                 $4,120      $10,324       $7,095    $12,899
  Add:  Interest on
    assumed debt payments,
    net of tax                  -           45            -         59
Net earnings applicable
  to common stock          $4,120      $10,369       $7,095    $12,958

Common shares outstanding
  at beginning of period   29,273       22,386       29,273     22,386
  Less reduction for
    Class 7 shares              -          (25)           -        (25)
  Shares issuable from
    assumed exercise of
    stock options
    and warrants            2,091        1,411        2,071      1,675
  Shares issued from
    conversion of stock
    options and warrants      781          109          630         64
Weighted average number
  of common shares
  outstanding              32,145       23,881       31,974     24,100

Primary earnings per share  $0.13        $0.43        $0.22      $0.54

Fully Diluted Earnings per Common Share

Net income                 $4,120      $10,324       $7,095    $12,899
  Add:  Interest on
    assumed debt payments,
    net of tax                  -            5            -         18
Net earnings applicable
  to common stock          $4,120      $10,329       $7,095    $12,917

Common shares outstanding
  at beginning of period   29,273       22,386       29,273     22,386
  Less reduction for
    Class 7 shares              -          (25)           -        (25)
  Shares issuable from
    assumed exercise of
    stock options
    and warrants            2,035        1,519        2,187      1,715
  Shares issued from
    conversion of stock
    options and warrants    1,968          141        1,367         83
Weighted average number
  of common shares
  outstanding              33,276       24,021       32,827     24,159

Fully diluted earnings
    per share               $0.12        $0.43        $0.22      $0.53